Exhibit 10.20

RESTRICTED STOCK UNITS AGREEMENT

THIS RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made effective as of __________ ___, _____, (the “Grant Date”), between MPG Office Trust, Inc., a Maryland corporation (the “Company”), MPG Office, L.P., a Maryland limited partnership (the “Partnership”), and _____________ (the “Employee” or “Restricted Stock Unit Holder”).
WHEREAS, the Company has established the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P. (the “Plan”);
WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
WHEREAS, Section 8.5 of the Plan provides for the issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to Deferred Stock awards (“Restricted Stock Units”);
WHEREAS, Section 8.3 of the Plan provides for the issuance of Dividend Equivalents awards which may be converted to additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee appointed to administer the Plan;
WHEREAS, the Compensation Committee of the Board of Directors, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant to the Employee the Restricted Stock Units and Dividend Equivalents awards for ordinary quarterly cash dividends as provided for herein as an inducement to the Employee remain in the service of the Company, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Stock Units and Dividend Equivalents awards; and
WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in this Agreement or, if not defined herein, in the Plan;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
AWARDS OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

Section 1.1 – Awards of Restricted Stock Units and Dividend Equivalents
(a)    For good and valuable consideration, on the Grant Date the Company hereby grants to the Employee Restricted Stock Units for _________ shares of Common Stock upon the terms and conditions set forth in this Agreement. Each Restricted Stock Unit represents the right to receive one share of Common Stock at the times and subject to the conditions set forth herein.
(b)    Pursuant to Section 11.3 of the Plan, the Company agrees to make proportionate adjustments to the number of outstanding Restricted Stock Units (including, without limitation, Restricted Stock Units issued in connection with the deemed reinvestment of Dividend Equivalents) as provided in Appendix A to this Agreement or, if not specifically provided for in Appendix A, as provided in Section 2.5 hereof or Section 11.3 of the Plan, it being understood that any such adjustment to the number of outstanding Restricted Stock Units shall be made with respect to any particular outstanding Restricted Stock Unit until such time as such Restricted Stock Unit expires, is forfeited or is actually distributed in shares of Common Stock or paid in cash hereunder.
(c)    The Company hereby grants to the Employee a Dividend Equivalents award with respect to each Restricted Stock Unit granted pursuant to this Agreement for all ordinary quarterly cash dividends which are paid to all or substantially all holders of the outstanding shares of Common Stock between the Grant Date and the date when the Restricted Stock Unit is distributed or paid to the Employee or forfeited or expires. The Dividend Equivalents award for each Restricted Stock Unit shall be equal to the amount of cash which is paid as a dividend on one share of Common Stock. All such Dividend Equivalents shall be credited to the Employee and be deemed to be reinvested in additional Restricted Stock Units as of the date of payment of any such dividend based on the Fair Market Value of a share of Common Stock on such date. Each additional Restricted Stock Unit which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates.
Notwithstanding anything to the contrary anywhere else in this Agreement, the Restricted Stock Units and Dividend Equivalents awards granted under this Agreement are subject to the terms, definitions and provisions of this Agreement and the Plan, which is incorporated herein by reference; provided, however, that in the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of this Agreement shall control.

Section 1.2 – Consideration to Company
In consideration for the grant of Restricted Stock Units and Dividend Equivalents awards provided for in this Agreement, the Employee agrees to continue to render services to the Company. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the service of the Company, the Partnership, or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, the Partnership, or any Subsidiary, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause, it being understood that the foregoing shall not be deemed to reduce or otherwise adversely affect the intended benefits conferred upon the Employee by this Agreement.
ARTICLE II.
VESTING AND PAYMENT
Section 2.1 – Vesting of Restricted Stock Units and Dividend Equivalents
(a)    Subject to paragraphs (b), (c) and (d) below and to Section 2.2 hereof, fifty percent (50%) of the Restricted Stock Units shall vest on the first anniversary of the Grant Date and the remaining fifty percent (50%) of the Restricted Stock Units shall vest on the second anniversary of the Grant Date.
(b)    Notwithstanding any provision to the contrary in paragraph (a) above, after the first anniversary of the Grant Date the Restricted Stock Units shall vest on a daily pro rata basis between each anniversary of the Grant Date, such that on the date of any determination an additional number of Restricted Stock Units shall be vested (rounded to the nearest whole share) equal to the product of (A) the number of Restricted Stock Units which would otherwise vest on the next anniversary of the Grant Date under paragraph (a) above, and (B) a fraction the numerator of which shall be the number of days which have elapsed since the immediately preceding anniversary of the Grant Date and the denominator of which shall be 365.
(c)    Each additional Restricted Stock Unit which results from adjustments made pursuant to Section 1.1(b) hereof shall vest whenever the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates vests.
(d)    Each additional Restricted Stock Unit which results from deemed reinvestments of Dividend Equivalents pursuant to Section 1.1(c) hereof shall vest whenever the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates vests.
Section 2.2 – Forfeiture of Unvested Restricted Stock Units and Dividend Equivalents
(a)    Immediately upon the Employee’s “separation from service” from the Company and the Partnership (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”), the Employee shall forfeit any and all Restricted Stock Units and Dividend Equivalents awards granted under this Agreement which have not vested or do not vest on or prior to the date on which the Employee’s Separation from Service occurs, and the Employee’s rights in any such Restricted Stock Units and Dividend Equivalents awards which are not so vested shall lapse and expire; provided, however, that no such forfeiture shall exist and all Restricted Stock Units and Dividend Equivalents awards granted under this Agreement shall vest in the event of:
(i)    The Employee’s Separation from Service by reason of a termination by the Company without “Cause” (as defined in the employment agreements of the Company’s senior executive officers) or due to the Employee’s death or total and permanent disability; or
(ii)    The occurrence of a Change in Control (as defined below).
(b)    For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:
(i)    the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 35% or more of the combined voting power of the Company’s then outstanding voting securities, other than
(A)    an acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or
(B)    an acquisition of securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or
(C)    an acquisition of securities pursuant to a transaction described in clause (iii) below that would not be a Change in Control under clause (iii);
Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this clause (i): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 35% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control;

(ii)    individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the Company’s stockholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(iii)    the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction
(A)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(B)    after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(iv)    approval by the Company’s stockholders of a liquidation or dissolution of the Company.
For purposes of clause (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of clause (iii) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

Section 2.3 –Distribution or Payment of Restricted Stock Units
(a)    All of the Employee’s Restricted Stock Units which are then vested under Sections 2.1 or 2.2 hereof shall be distributed in shares of Common Stock or, at the option of the Company, paid in cash on the earliest to occur of the following dates:
(i)    the second anniversary of the Grant Date;
(ii)    the date of the occurrence of a Change in Control, but only if such transaction or event constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5); or
(iii)    subject to Section 2.3(b), the date of the Employee’s Separation from Service for any reason.
No distribution or payment of the Employee’s vested Restricted Stock Units shall be made pursuant to Section 2.3(a)(ii) above upon the occurrence of a Change in Control that does not constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(b)    Notwithstanding anything to the contrary in this Agreement, no Restricted Stock Unit shall be distributed or paid to the Employee pursuant to Section 2.3(a)(iii) hereof during the 6-month period following the Employee’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the distribution or payment of any of the Employee’s Restricted Stock Units is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Employee’s death), such Restricted Stock Units shall be distributed in shares of Common Stock or, at the option of the Company, paid in cash.
(c)    In the event that the Company elects to distribute the Employee’s Restricted Stock Units in shares of Common Stock, the Company shall make such distribution not later than the third business day after it receives written notice or has actual knowledge of an event requiring such distribution, provided that any such distribution made pursuant to Section 2.3(a)(ii) above upon the date of the occurrence of a Change in Control that constitutes a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) shall be made or deemed made immediately preceding and effective upon the occurrence of such transaction or event.
(d)    Notwithstanding the foregoing, to the extent that the Company determines that the distribution of shares of Common Stock in settlement of the Restricted Stock Units (together with the issuance of shares of Common Stock subject to then outstanding stock-settled Awards) would result in the issuance of shares of Common Stock in excess of the limit on the number of shares available for issuance under the Plan, the Restricted Stock Units shall be settled in cash in accordance with the terms hereof.

(e)    In the event that the Company elects to make payment of the Employee’s Restricted Stock Units in cash, the amount payable in cash for each Restricted Stock Unit shall be equal to the Fair Market Value of a share of Common Stock on the day immediately preceding the applicable distribution or payment date under Section 2.3(a) and (b) above.
(f)    All distributions made in shares of Common Stock shall be made by the Company in the form of whole shares of Common Stock, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately prior to such distribution.
(g)    The time of distribution of the Restricted Stock Units under this Agreement may not be changed except as may be permitted by the Administrator in accordance with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.
Section 2.4 – Restricted Stock Units Not Transferable
Neither the Restricted Stock Units or Dividend Equivalents nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Employee or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 2.4 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
Section 2.5 – Restricted Stock Units on New Shares
In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company or of another corporation or other entity by reason of merger, consolidation, combination, recapitalization, reclassification, reorganization, stock split, stock dividend or combination of shares, or otherwise, such new or additional or different shares or securities which are issued upon conversion of or in exchange or substitution for one share of Common Stock shall be substituted as the property which the Employee will be entitled to receive in distribution or payment for each Restricted Stock Unit pursuant to Section 2.3 hereof, unless the Committee with the Employee’s consent provides for the substitution of new or additional or different shares or securities.

ARTICLE III.
MISCELLANEOUS
Section 3.1 – Holding Period and Additional Restrictions as to Ownership and Transfer
(a)    Notwithstanding any provision of this Agreement to the contrary, in the event that the grant of the Restricted Stock Units is not exempt under Section 16 of the Exchange Act on the Grant Date, the Company will make any distribution or payment for a Restricted Stock Unit in cash to the extent that such payment or distribution is required to be made on or prior to the six month anniversary of the Grant Date.
(b)    If any distribution of shares of Common Stock in settlement of Restricted Stock Units would otherwise violate the Ownership Limit set forth in the Articles of Incorporation of the Company (after giving effect to any waiver thereof by the Company), the Company will make payment for any such Restricted Stock Units in cash.
Section 3.2 – Conditions to Issuance of Stock Certificates
Shares of Common Stock which are distributed in settlement of Restricted Stock Units may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The shares of Common Stock issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, however, that certificates may be issued for shares of Common Stock issued pursuant to this Agreement at the request of the holder and in accordance with the charter and bylaws of the Company, as amended or supplemented from time to time. The Company shall not be required to issue such shares in book entry or certificated form prior to fulfillment of all of the following conditions:
(a)    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
(b)    The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(d)    To the extent that the Employee has elected to pay the withholding taxes in cash pursuant to Section 3.8 hereof, the receipt by the Company of full payment of any applicable withholding taxes.

The Company will use commercially reasonable efforts to satisfy all of the foregoing conditions on or prior to the date when any distribution or payment of the Restricted Stock Units is to be made to the Employee pursuant to Section 2.3(a) or (b) hereof (and, if any of the foregoing conditions remain unsatisfied as of such date, the Company will use commercially reasonable efforts to satisfy such conditions as promptly as reasonably practicable).
In the event that the Company delays a distribution or payment in settlement of Restricted Stock Units because it reasonably determines that the issuance of shares of Common Stock in settlement of Restricted Stock Units will violate Federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.
Section 3.3 – Ownership Limit and REIT Status
Notwithstanding anything to the contrary contained herein, in the event that the Committee reasonably determines that payment of the Restricted Stock Units in shares of Common Stock could cause the Employee to be in violation of the Ownership Limit set forth in the Articles of Incorporation of the Company (after giving effect to any waiver thereof by the Company) or could impair the Company’s status as a REIT, the Company may make such payments in cash pursuant to Section 2.3(d) hereof, but the Company may not limit or delay distributions or payments of the Restricted Stock Units.
Section 3.4 – Notices
Any notice to be given by the Employee under the terms of this Agreement shall be addressed to the Secretary of the Company (or, in the event that the Employee is the Secretary of the Company, then to the Company’s Chairman of the Board). Any notice to be given to the Employee shall be addressed to him/her at his/her home address on record with the Company. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him/her. Any notice which is required to be given to the Employee shall, if Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his/her status and address by written notice under this Section 3.4. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.
Section 3.5 – Rights as Stockholder
Except as otherwise provided herein, the holder of the Restricted Stock Units shall not have any of the rights of a stockholder with respect to the Restricted Stock Units or Dividend Equivalents until shares of Common Stock are distributed to him/her in settlement of such Restricted Stock Units.

Section 3.6 – Conformity to Securities Laws
The Employee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations, provided, however, that no such amendment shall, without the written consent of the Employee, impair any rights or benefits of the Employee under this Agreement.
Section 3.7 – Amendments
This Agreement may only be amended in writing signed by a duly authorized officer of the Company and the Employee.
Section 3.8 – Tax Withholding
The Company or the Partnership shall be entitled to withhold in cash or deduction from other compensation payable to the Employee any sums required by federal, state or local tax law to be withheld with respect to the vesting, distribution or payment of the Restricted Stock Units. In satisfaction of the foregoing requirement upon distribution or payment of the Restricted Stock Units, whenever the Company makes distributions of Restricted Stock Units in shares of Common Stock, the Company shall withhold shares of Common Stock otherwise issuable in such distributions having a Fair Market Value equal to the sums required to be withheld, unless the Employee elects to make a cash payment to the Company for such withholding taxes by providing written notice to the Company of such election no less than 15 days prior to the date of which such shares are to be issued. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the distribution or payment of the Restricted Stock Units in order to satisfy the Employee’s federal and state income and payroll tax liabilities with respect to the issuance of shares of Common Stock in payment of the Restricted Stock Units shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state income tax and payroll tax purposes that are applicable to such supplemental taxable income.
Section 3.9 – Governing Law
This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

Section 3.10 – Unfunded, Unsecured Obligations
The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of the Employee or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan or this Agreement. The interest of the Employee or any other person hereunder shall be limited to the right to receive the benefits as set forth herein. To the extent that the Employee or any other person acquires a right to receive benefits under the Plan or this Agreement, such rights shall be no greater than the right of an unsecured general creditor of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MPG OFFICE TRUST, INC.,
a Maryland corporation

By:
Name:
Title:

MPG OFFICE, L.P., a Maryland limited partnership

By:	MPG Office Trust, Inc., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

EMPLOYEE

[Name]

[Address:]

Signature Page to RSU Agreement

APPENDIX A
ADJUSTMENTS TO NUMBER OF RESTRICTED STOCK UNITS GRANTED

The following adjustments to the number of outstanding Restricted Stock Units (including, without limitation, Restricted Stock Units issued in connection with the deemed reinvestment of Dividend Equivalents) shall be made from time to time by the Company, without duplication, in accordance with this Appendix A as follows:
(a)    In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the number of outstanding Restricted Stock Units as of immediately prior to the opening of business on the effective date for such subdivision or split shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the number of outstanding Restricted Stock Units as of immediately prior to the opening of business on the effective date for such combination shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately prior to the opening of business on the effective date for such subdivision, split or combination.
(b)    In case the Company shall hereafter pay or make a dividend or other distribution (other than ordinary quarterly cash dividends) in shares of Common Stock, cash or other property to all or substantially all holders of its outstanding shares of Common Stock, the number of Restricted Stock Units outstanding as of the date of payment of any such dividend or distribution shall be increased by a number of Restricted Stock Units equal to either (i) in the case of a stock dividend, the product of (x) the number of shares of Common Stock so distributed with respect to one share of Common Stock and (y) the number of Restricted Stock Units outstanding as of the date of payment of such stock dividend or (ii) in the case of all other dividends or distributions, the product of (x) the quotient obtained by dividing (A) the aggregate amount of cash and/or fair market value of other property which is paid with respect to one share of Common Stock in connection with such dividend or other distribution by (B) the Fair Market Value of a share of Common Stock on the date of payment of such dividend or distribution and (y) the number of Restricted Stock Units outstanding as of the date of payment of such dividend or other distribution. In either case of clause (i) or (ii), such increase shall become effective as of the date of payment of such dividend or other distribution.
(c)    As soon as reasonably practicable in connection with any other corporate transactions or events not set forth in (a) or (b), including any such transaction that constitutes a recapitalization, reclassification, reorganization, merger, consolidation, split-up, combination, redemption, repurchase, dividend or other distribution, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or the Partnership, or exchange of Common Stock or other securities of the Company or the Partnership, or issuance of warrants, options or other rights to purchase Common Stock or other securities of the Company or the Partnership, or other similar corporate transaction or event, the Board or the Compensation Committee of the Board shall make a good faith determination as to what adjustments, if any, to the number of outstanding Restricted Stock Units (including, without limitation, Restricted Stock Units issued in connection with the deemed reinvestment of Dividend Equivalents) are appropriate in order to preserve for the Restricted Stock Unit Holder the benefits or

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potential benefits intended to be provided to such Restricted Stock Unit Holder, and shall make any such adjustments at such time as it determines in good faith is appropriate in order to preserve for the Restricted Stock Unit Holder the benefits or potential benefits intended to be provided to such Restricted Stock Unit Holder.
(d)    Whenever an adjustment to the number of outstanding Restricted Stock Units (including, without limitation, Restricted Stock Units issued in connection with the deemed reinvestment of Dividend Equivalents) is made pursuant to this Appendix A, the Company shall reasonably promptly provide the Restricted Stock Unit Holder with written notice setting forth the number of outstanding Restricted Stock Units held by the Restricted Stock Unit Holder after giving effect to such adjustments.

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